Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FIRST-QUARTER FINANCIAL RESULTS
———————————
Revenues Increased Year-over-Year by 7% to $177 Million
———————————
Major New Contract with Fortune 100 Company among 20 Signed in First Quarter
———————————
Affirms Financial Guidance for 2014, Excluding Previously Announced
 Settlement Charge

NASHVILLE, Tenn. (April 24, 2014) – Ben R. Leedle, Jr., president and chief executive officer of Healthways (NASDAQ: HWAY), today announced financial results for the first quarter ended March 31, 2014.

•	Total revenues for the quarter were $176.8 million, up 7.0% from $165.2 million for the first quarter of 2013.
•
Net loss for the first quarter of 2014 was $9.6 million, or $0.27 per share. Adjusted net loss was $2.6 million, or $0.07 per share for the first quarter of 2014, improved from $3.9 million, or $0.12 per share, for the same period last year. (See pages 10 and 11 for a reconciliation of non-GAAP financial measures.)

•
Adjusted net loss per share for the first quarter of 2014 excludes a previously disclosed $9.4 million pre-tax charge, or $0.17 per share, related to the settlement of a contract dispute (the "settlement charge") and non-cash interest expense of $0.03 per share.

•	Healthways affirms its 2014 financial guidance, excluding the previously announced settlement charge.

"Our financial results for the first quarter of 2014 are consistent with our expectations for the quarter and our financial guidance for the year," commented Leedle. "Our comparable-quarter revenue increase was the best we have produced since the fourth quarter of fiscal 2008.  Our operating cash flow for the first quarter of 2014 was $9.1 million and capital expenditures were $10.6 million. We continue to expect operating cash flow for the full year of $75 million to $85 million, with total capital expenditures of $40 million to $45 million."

Transformed Value Proposition and Services Support Growth in Revenue and Margins

Leedle added, "We have completed the development of our total population health capabilities and infrastructure and have rigorously proven the expanded value that our services deliver for our customers across all our markets. As a result, strategic investments as a percentage of revenue continue to decline, even as we experience increased demand for and adoption of our well-being improvement services. We expect this dynamic to drive margin expansion as revenue grows, as reflected in our 2014 financial guidance and as evidenced in our first-quarter results, with 7% comparable-quarter revenue growth producing 13% expansion of adjusted EBITDA.  Our positive momentum and market leadership are well established.  Our primary focus is on executing our solutions and delivering the promised value to our clients."

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HWAY Reports First-Quarter Results

April 24, 2014

Broad Market Adoption of Well-Being Improvement

"Our business development momentum continued at a strong pace during the first quarter, reflecting growing demand for population health services and, in particular, our Well-Being Improvement SolutionTM," said Leedle. "During the first quarter, we signed 20 contracts, including five contracts with new customers, seven contract expansions and eight contract extensions.  These contracts were broad-based among our four domestic customer markets: commercial health plans; Medicare Advantage plans; large employers; and health systems, hospitals and physicians.  In addition, we continue to have a substantial and active pipeline of potential contracts with new and existing customers in both domestic and international markets.

"As just one example of the market's recognition of our unique and proven capabilities, the American Hospital Association (AHA) last week announced its exclusive endorsement of Healthways' acute to post-acute Care Transitions SolutionTM. This solution uses our proprietary clinical technology in support of highly trained professionals who coordinate transitions of care for patients. The solution is proven to improve care process, enhance health outcomes, reduce avoidable hospital readmissions and increase patient and provider satisfaction. In announcing the exclusive endorsement, the AHA noted that a pilot study of the Care Transitions Solution showed a 44% year-over-year reduction in self-pay readmissions. The AHA chose Healthways' solution from among 14 companies whose services they reviewed as part of their due diligence process. The AHA's exclusive endorsement substantially enhances the visibility and credibility of our Care Transitions Solution with hospitals and health systems, which benefit from this solution under either fee-for-service or fee-for-value reimbursement."

Significant New Customer Win

Leedle continued, "Today, we are announcing a major new contract with a Fortune 100 employer for services beginning in the second quarter of 2014. We won this contract from the long-term incumbent provider, a national health plan, through a competitive process. Under this three-year agreement, we will provide a broad set of services designed to improve employee well-being, reduce lifestyle risk factors, increase productivity and lower costs.  Our agreement covers more than 300,000 eligible members and provides for deployment of additional solutions in 2015.  This new contract is further evidence that large self-insured employers understand and embrace the value of our proprietary Well-Being Improvement Solution. Our new client has chosen Healthways to improve the well-being of its employees and dependent family members to enhance overall business performance."

2014 Financial Guidance

Key Elements (See pages 10 and 11 for a reconciliation of non-GAAP financial measures):

•	Guidance for 2014 revenues remains in a range of $730 million to $760 million.
•	Guidance for 2014 adjusted EBITDA margin remains in a range of 10.5% to 11.5%.

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HWAY Reports First-Quarter Results

April 24, 2014

•	Earnings Guidance:

	Year Ending December 31, 2014
	Previous Guidance	Current Guidance
Adjusted net earnings per diluted share	$0.11 – 0.26	$0.11 – 0.26
Non-cash interest expense per share	(0.11)	(0.11)
Settlement charge per share	—	(0.17)
Net income per diluted share/net (loss) per share	$0.00 – 0.15	$(0.17) – (0.02)

Moving past the usual impact of new contract implementation costs early in the year, the Company expects that continued sequential quarter revenue growth will also drive improved profit margins, which will be further enhanced by the expected timing of recognizing performance-based fees, primarily in the second half of the year.

Summary

Leedle concluded, "We remain confident in our ability to achieve sustained profitable growth. Trends such as increasing healthcare costs, an aging population and increasing chronic illness are driving strong and broad-based demand for population health services, and we are well-positioned to benefit from the industry transition to fee-for-value reimbursement. We also expect that our unique proposition to guarantee well-being improvement results will enable us to continue building our diversified base of business during 2014, strengthening the Company's potential for long-term growth and increased shareholder value."

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software.  Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 9895727, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly and year-end financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

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HWAY Reports First-Quarter Results

April 24, 2014

•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the costs and management distraction related to a proxy contest;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•	the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions;
•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

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HWAY Reports First-Quarter Results

April 24, 2014

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports First-Quarter Results

April 24, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$176,777	$165,165
Cost of services (exclusive of depreciation and amortization of $9,372 and $8,825, respectively, included below)	148,148	141,257
Selling, general and administrative expenses	16,431	13,098
Depreciation and amortization	13,336	13,533
Legal settlement charges	9,363	—

Operating loss	(10,501)	(2,723)
Interest expense	4,383	3,321

Loss before income taxes	(14,884)	(6,044)
Income tax benefit	(5,288)	(2,095)

Net loss	$(9,596)	$(3,949)

Loss per share:
Basic	$(0.27)	$(0.12)

Diluted(1)	$(0.27)	$(0.12)

Comprehensive loss	$(9,253)	$(3,751)

Weighted average common shares
and equivalents:
Basic	35,151	34,018
Diluted (1)	35,151	34,018

(1)The assumed exercise of stock-based compensation awards for the three months ended March 31, 2014 and 2013 was not considered because the impact would be anti-dilutive.

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HWAY Reports First-Quarter Results

April 24, 2014
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	March 31,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$2,158	$2,584
Accounts receivable, net	113,007	89,484
Prepaid expenses	13,979	9,228
Other current assets	6,527	6,857
Income taxes receivable	3,941	1,402
Deferred tax asset	9,598	9,667
Total current assets	149,210	119,222

Property and equipment:
Leasehold improvements	37,559	37,463
Computer equipment and related software	296,281	290,392
Furniture and office equipment	23,004	22,881
Capital projects in process	32,880	25,228
	389,724	375,964
Less accumulated depreciation	(228,264)	(217,766)
	161,460	158,198

Other assets	61,011	53,629
Intangible assets, net	76,592	79,162
Goodwill, net	338,800	338,800

Total assets	$787,073	$749,011

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HWAY Reports First-Quarter Results

April 24, 2014
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	December 31,
	2014	2013
Current liabilities:
Accounts payable	$40,257	$33,125
Accrued salaries and benefits	14,159	20,157
Accrued liabilities	51,894	32,065
Deferred revenue	6,077	4,496
Contract billings in excess of earned revenue	20,187	17,411
Current portion of long-term debt	16,230	14,340
Current portion of long-term liabilities	1,956	2,822
Total current liabilities	150,760	124,416

Long-term debt	246,692	237,582
Long-term deferred tax liability	29,973	33,320
Other long-term liabilities	64,779	51,003

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,223,754 and 35,107,303 shares outstanding, respectively	35	35
Additional paid-in capital	284,676	283,244
Retained earnings	38,404	48,000
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(64)	(407)
Total stockholders' equity	294,869	302,690

Total liabilities and stockholders' equity	$787,073	$749,011

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HWAY Reports First-Quarter Results

April 24, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,596)	$(3,949)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	13,336	13,533
Amortization of deferred loan costs	463	235
Amortization of debt discount	1,630	—
Share-based employee compensation expense	1,699	1,537
Excess tax benefits from share-based payment arrangements	(230)	(137)
(Increase) decrease in accounts receivable, net	(23,190)	15,936
Increase in other current assets	(711)	(128)
Increase in accounts payable	7,436	77
Decrease in accrued salaries and benefits	(6,584)	(7,193)
Increase in other current liabilities	18,387	6,969
Other	6,469	(851)
Net cash flows provided by operating activities	9,109	26,029

Cash flows from investing activities:
Acquisition of property and equipment	(10,566)	(11,264)
Other	(1,910)	(1,918)
Net cash flows used in investing activities	(12,476)	(13,182)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	107,225	105,200
Payments of long-term debt	(103,335)	(127,078)
Deferred loan costs	(60)	(744)
Excess tax benefits from share-based payment arrangements	230	137
Exercise of stock options	163	360
Change in outstanding checks and other	(1,589)	10,257
Net cash flows provided by (used in) financing activities	2,634	(11,868)

Effect of exchange rate changes on cash	307	(354)

Net (decrease) increase in cash and cash equivalents	(426)	625

Cash and cash equivalents, beginning of period	2,584	1,759

Cash and cash equivalents, end of period	$2,158	$2,384

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HWAY Reports First-Quarter Results

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HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Loss and Adjusted Net Loss Per Share
 to Net Loss and Net Loss Per Share, GAAP Basis

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net loss (1)	$(2,573)	$(0.07)	$(3,949)	$(0.12)
Net loss attributable to non-cash interest charges (2)	(986)	(0.03)	—	—
Net loss attributable to legal settlement charges (3)	(6,037)	(0.17)	—	—
Net loss, GAAP basis	$(9,596)	$(0.27)	$(3,949)	$(0.12)

(1) Adjusted net loss and adjusted net loss per share are non-GAAP financial measures.  The Company excludes net loss attributable to non-cash interest and legal settlement charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net loss or adjusted net loss per share in isolation or as a substitute for net loss or net loss per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to non-cash interest charges represents the after-tax impact of the amortization of a debt discount for the three months ended March 31, 2014.

(3) Net loss attributable to legal settlement charges consists of the after-tax impact of charges for the three months ended March 31, 2014 associated with the Company's settlement of a contractual dispute in April 2014.

Reconciliation of Adjusted EPS Guidance
to EPS (Loss) Guidance, GAAP Basis

Twelve Months Ending
December 31, 2014
Adjusted EPS guidance (4)	$0.11-0.26
EPS (loss) guidance attributable to non-cash interest charges (5)	(0.11)
EPS (loss) guidance attributable to legal settlement charges (6)	(0.17)
EPS (loss) guidance, GAAP basis	$(0.17)-(0.02)

(4) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS (loss) guidance determined in accordance with accounting principles generally accepted in the United States.

(5) EPS (loss) guidance attributable to non-cash interest charges consists of pre-tax charges of $6.8 million for the twelve months ending December 31, 2014 associated with amortization of a debt discount.

(6) EPS (loss) guidance attributable to legal settlement charges consists of pre-tax charges of $9.4 million for the twelve months ending December 31, 2014 related to the Company's settlement of a contractual dispute in April 2014.

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HWAY Reports First-Quarter Results

April 24, 2014
HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES (Continued)
(Unaudited)

Reconciliation of Adjusted EBITDA
to Net Loss, GAAP Basis
(In thousands)

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013	Growth
Adjusted EBITDA (7)	$12,198	$10,810	13%
Legal settlement charges (8)	(9,363)	—
Depreciation and amortization	(13,336)	(13,533)
Interest expense	(4,383)	(3,321)
Income tax benefit	5,288	2,095
Net loss, GAAP basis	$(9,596)	$(3,949)

(7) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss determined in accordance with accounting principles generally accepted in the United States.

(8) Legal settlement charges consists of pre-tax charges of $ 9.4 million for the three months ended March 31, 2014 related to the Company's settlement of a contractual dispute in April 2014.

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